Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q2 2022 Results

BENSALEM, Pa.--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended June 30, 2022 revenue of $424.9 million and net income of $6.8 million, or $0.09 per basic and diluted common share. The Company’s Board of Directors declared a quarterly cash dividend of $0.21375 per common share, the 76th consecutive increase since the initiation of dividend payments in 2003.

Ted Wahl, Chief Executive Officer, stated, “We have now either completed or are in the final stages of negotiation with our clients in modifying our service agreements, a goal we very aggressively pursued throughout the second quarter.”

Mr. Wahl continued, “As we continue to engage with our clients to capture recent and future inflation on a more real-time basis, several components of the partnership may be considered in the negotiations. Among those are restructuring our notes receivable with certain clients, altering the timing of collections with others, and even exercising our termination rights when we are unable to reach agreement.”

Mr. Wahl concluded, “While we recognize that some of these decisions have a temporary impact on our reported results, we remain confident that these service agreement modifications will further strengthen our client partnerships and position us to exit the year with cost of services in line with our historical target of 86%.”

Second Quarter Results
Revenue for the quarter was $424.9 million, with housekeeping & laundry and dining & nutrition segment revenues of $199.1 million and $225.8 million, respectively.

Direct cost of services was reported at $379.4 million, or 89.3%. Cost of services was impacted by a $7.0 million increase in AR reserves related to a client group placed into receivership. The Company remains on track to meet its goal of exiting the year with cost of services in line with its historical target of 86%.

Housekeeping & laundry and dining & nutrition segment margins were 9.0% and 4.5%, respectively.

Selling, general and administrative (“SG&A”) was reported at $29.3 million; after adjusting for the $6.4 million decrease in deferred compensation, actual SG&A was $35.7 million, or 8.4%. The Company expects 2022 SG&A to approximate 8.5% to 9.5%.

The Company reported an effective tax rate of 17.3% and expects a 2022 tax rate of 24% to 26%.

Cash flow from operations for the quarter was $9.0 million and was impacted by a $31.6 million increase in accounts receivable primarily related to the timing of cash collections, offset, in part, by a $19.4 million increase in accrued payroll. DSO for the quarter was 71 days.

Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.21375 per common share, payable on September 23, 2022 to shareholders of record at the close of business on August 19, 2022. This represents the 77th consecutive quarterly cash dividend payment, as well as the 76th consecutive increase since the initiation of quarterly cash dividend payments in 2003.

Exhibit 99.1
Conference Call and Upcoming Events
The Company will host a conference call on Wednesday, July 20, 2022, at 8:30 a.m. Eastern Time to discuss its results for the three months ended June 30, 2022. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry, primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the six months ended June 30, 2022; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impact of the concluded Securities and Exchange Commission investigation and related class action lawsuit; heightened volatility of commodity food prices partially due to constrained global production as a result of the Russia-Ukraine conflict and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2021 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item IA. “Risk Factors" in such Form 10K, and in Item 1A. "Risk Factors" of our Form 10-Q for the quarter ended March 31, 2022.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$424,857	$398,171	$851,668	$805,922
Operating costs and expenses:
Cost of services provided	379,370	336,411	752,632	673,030
Selling, general and administrative	29,281	50,051	65,017	90,038
Income from operations	16,206	11,709	34,019	42,854
Other (expense) income, net:
Investment and other (loss) income, net	(7,956)	3,354	(9,988)	5,161
Income before income taxes	8,250	15,063	24,031	48,015
Income tax expense	1,430	5,498	5,882	13,797

Net income	$6,820	$9,565	$18,149	$34,218

Basic earnings per common share	$0.09	$0.13	$0.24	$0.46

Diluted earnings per common share	$0.09	$0.13	$0.24	$0.45

Cash dividends declared per common share	$0.21375	$0.20875	$0.42625	$0.41625

Basic weighted average number of common shares outstanding	74,337	75,005	74,332	75,004

Diluted weighted average number of common shares outstanding	74,358	75,212	74,345	75,218

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$31,681	$70,794
Marketable securities, at fair value	97,488	114,396
Accounts and notes receivable, net	331,534	293,388
Other current assets	61,149	67,804
Total current assets	521,852	546,382

Property and equipment, net	25,632	28,102
Notes receivable — long-term	32,901	29,259
Goodwill	75,529	74,755
Other intangible assets, net	18,371	20,805
Deferred compensation funding	32,320	46,691
Other assets	33,453	31,535
Total Assets	$740,058	$777,529

Accrued insurance claims — current	$26,378	$24,310
Other current liabilities	157,551	166,815
Total current liabilities	183,929	191,125

Accrued insurance claims — long-term	69,233	65,084
Deferred compensation liability — long-term	32,789	46,888
Lease liability — long-term	9,856	11,299
Other long term liabilities	6,406	10,456
Stockholders' equity	437,845	452,677
Total Liabilities and Stockholders' Equity	$740,058	$777,529